PRESS RELEASE	EXHIBIT 99

Scripps Networks Interactive reports first quarter financial results

•	Revenues of $535 million, up 11 percent

•	Segment profit of $239 million, up 5.3 percent

•	Net income attributable to SNI per fully diluted share of $0.73, up 24 percent

For immediate release

May 3, 2012

KNOXVILLE, Tenn. – Scripps Networks Interactive Inc. (NYSE: SNI) today reported operating results for the first quarter 2012.

Consolidated revenues for the quarter increased to $535 million, up 11 percent from the prior-year period. Results for the three-month period ended March 31 reflect advertising revenue of $356 million, up 10 percent, and affiliate fee revenue of $168 million, up 16 percent year-over-year.

Consolidated expenses for the quarter increased 17 percent from the prior-year period to $296 million. The increase was driven primarily by higher programming expenses, and international and start-up costs for a number of planned growth initiatives.

Total segment profit increased 5.3 percent to $239 million. (See note 2 for a definition of segment profit).

Equity earnings in affiliates, which now includes the company’s share of earnings from the UKTV partnership, grew 44 percent to $13.9 million.

First quarter net income attributable to Scripps Networks Interactive was $115 million, or $0.73 per diluted share, compared with $101 million, or $0.59 per diluted share, in the first quarter 2011.

During the first quarter 2012, the company repurchased 5.5 million shares of its common stock for $250 million and has $250 million remaining under the current repurchase authorization. Under the current program, the company has repurchased 16.8 million shares of common stock for $750 million at an average price of $44.76.

“The tremendous popularity of our lifestyle television networks, and the strong relationships we’ve forged with media consumers, advertisers and content distributors, drove our excellent first-quarter operating results,” said Kenneth W. Lowe, chairman, president and chief executive officer for Scripps Networks Interactive. “The competitive advantage we’ve established for ourselves in the home, food and travel content categories underpins the company’s continued growth and the value we’re creating for our shareholders.”

Revenues by network are as follows:

•	Food Network was $199 million, up 14 percent.

•	HGTV was $186 million, up 8.4 percent.

•	Travel Channel was $66.6 million, up 7.4 percent.

•	DIY Network was $27.6 million, up 18 percent.

•	Cooking Channel was $19.8 million, up 30 percent.

•	Great American Country (GAC) was $5.0 million, down 23 percent.

Revenue from the Company’s digital businesses, which includes its network-branded websites, was $22.4 million, up 16 percent.

Conference call

The senior management team of Scripps Networks Interactive will discuss the company’s first quarter results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investor Relations link at the top of the page. The webcast link can be found next to the microphone icon.

To access the conference call by telephone, dial 800-288-8968 (U.S.) or 612-332-0335 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, “SNI First Quarter Earnings Call,” to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are granted access to the conference call on a listen-only basis.

A replay line will be open from 12:30 p.m. ET May 3 until 11:59 p.m. ET May 17. The domestic number to access the replay is 800-475-6701 and the international number is 320-365-3844. The access code for both numbers is 245397. A replay of the conference call also will be available online. To access the audio replay, visit www.scrippsnetworksinteractive.com approximately four hours after the call, choose Investor Relations then follow the Audio Archives link on the left side of the page.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-3 of its 2011 Form 10-K filed with the Securities and Exchange Commission.

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The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive

Scripps Networks Interactive is one of the leading developers of lifestyle-oriented content for television and the Internet, where on-air programming is complemented with online video, social media areas and e-commerce components on companion websites and broadband vertical channels. The company’s media portfolio includes popular lifestyle television and Internet brands HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and country music network Great American Country.

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Contact:

Mark Kroeger, Scripps Networks Interactive Inc., 865-560-5007

E-mail: mark.kroeger@scrippsnetworks.com

Mike Gallentine, Scripps Networks Interactive Inc., 865-560-4473

E-mail: m.gallentine@scrippsnetworks.com

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SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	Three months ended
	March 31,
(in thousands, except per share data)	2012	2011	Change
Operating revenues	$535,345	$480,831	11.3%
Costs and expenses	(296,110)	(253,581)	16.8%
Depreciation and amortization of intangible assets	(24,516)	(21,561)	13.7%
Gains (losses) on disposal of property and equipment	(59)	(16)

Operating income	214,660	205,673	4.4%
Interest expense	(12,180)	(8,615)	41.4%
Equity in earnings of affiliates	13,913	9,658	44.1%
Miscellaneous, net	7,154	47

Income from continuing operations before income taxes	223,547	206,763	8.1%
Provision for income taxes	(66,596)	(62,211)	7.0%

Income from continuing operations, net of tax	156,951	144,552	8.6%
Income (loss) from discontinued operations, net of tax		765

Net income	156,951	145,317	8.0%
Net income attributable to noncontrolling interests	(42,048)	(44,792)	(6.1)%

Net income attributable to SNI	$114,903	$100,525	14.3%

Income from continuing operations attributable to SNI common shareholders per basic share of common stock	$0.74	$0.59

Income from continuing operations attributable to SNI common shareholders per diluted share of common stock	$0.73	$0.59

Weighted average basic shares outstanding	156,118	168,426

Weighted average diluted shares outstanding	157,068	169,694

Net income per share amounts may not foot since each is calculated independently.

See notes to results of operations.

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

	As of
(in thousands, except per share data)	March 31, 2012 (unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$645,530	$760,092
Accounts and notes receivable (less allowances: 2012- $4,638; 2011- $5,000)	512,799	553,022
Programs and program licenses	355,224	336,305
Other current assets	44,384	66,549

Total current assets	1,557,937	1,715,968
Investments	473,600	455,267
Property and equipment, net	224,440	219,845
Goodwill	532,035	510,484
Other intangible assets, net	545,364	556,095
Programs and program licenses (less current portion)	320,522	299,089
Unamortized network distribution incentives	39,686	46,239
Other non-current assets	155,298	158,683

Total Assets	$3,848,882	$3,961,670

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,904	$12,482
Program rights payable	35,918	50,402
Customer deposits and unearned revenue	45,222	52,814
Employee compensation and benefits	30,206	49,920
Accrued marketing and advertising costs	6,549	6,838
Other accrued liabilities	87,755	60,443

Total current liabilities	215,554	232,899
Deferred income taxes	114,628	100,002
Long-term debt	1,384,013	1,383,945
Other liabilities (less current portion)	166,485	148,429

Total liabilities	1,880,680	1,865,275

Redeemable noncontrolling interests	166,265	162,750

Equity:
SNI shareholders’ equity:
Preferred stock, $.01 par - authorized: 25,000,000 shares; none outstanding
Common stock, $.01 par:
Class A - authorized: 240,000,000 shares; issued and outstanding: 2012 -117,919,313 shares; 2011 - 122,828,359 shares	1,179	1,228
Voting - authorized: 60,000,000 shares; issued and outstanding: 2012 -34,317,173 shares; 2011 - 34,317,173 shares	343	343

Total	1,522	1,571
Additional paid-in capital	1,324,903	1,346,429
Retained earnings	257,528	364,073
Accumulated other comprehensive income (loss)	(27,721)	(33,347)

Total SNI shareholders’ equity	1,556,232	1,678,726
Noncontrolling interest	245,705	254,919

Total equity	1,801,937	1,933,645

Total Liabilities and Equity	$3,848,882	$3,961,670

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)	Three months ended
	March 31,
(in thousands)	2012	2011
Cash Flows from Operating Activities:
Net income	$156,951	$145,317
Loss (income) from discontinued operations		(765)

Income from continuing operations, net of tax	156,951	144,552
Depreciation and amortization of intangible assets	24,516	21,561
Amortization of network distribution costs	6,554	10,193
Program amortization	111,328	90,301
Equity in earnings of affiliates	(13,913)	(9,658)
Program payments	(165,993)	(115,384)
Capitalized network distribution incentives	(93)	(3,237)
Dividends received from equity investments	9,017	5,845
Deferred income taxes	10,458	(3,944)
Stock and deferred compensation plans	14,042	8,741
Changes in certain working capital accounts:
Accounts receivable	42,475	37,807
Other assets	1,037	(2,626)
Accounts payable	(2,658)	361
Accrued employee compensation and benefits	(19,027)	(22,196)
Accrued income taxes	46,290	57,792
Other liabilities	(13,626)	(13,724)
Other, net	811	6,166

Cash provided by (used in) continuing operating activities	208,169	212,550
Cash provided by (used in) discontinued operating activities		13,313

Cash provided by (used in) operating activities	208,169	225,863

Cash Flows from Investing Activities:
Additions to property and equipment	(7,314)	(11,189)
Collections (funds advanced) on note receivable	7,012
Purchase of subsidiary company, net of cash acquired	(19,569)
Other, net	619	20

Cash provided by (used in) continuing investing activities	(19,252)	(11,169)
Cash provided by (used in) discontinued investing activities		(4,241)

Cash provided by (used in) investing activities	(19,252)	(15,410)

Cash Flows from Financing Activities:
Dividends paid	(18,741)	(12,633)
Dividends paid to noncontrolling interest	(47,808)	(15,227)
Noncontrolling interest capital contribution		52,804
Repurchase of Class A common stock	(250,110)
Proceeds from stock options	13,014	10,745
Other, net	566	(2,083)

Cash provided by (used in) financing activities	(303,079)	33,606

Effect of exchange rate changes on cash and cash equivalents	(400)	(292)

Increase (decrease) in cash and cash equivalents	(114,562)	243,767
Cash and cash equivalents:
Beginning of year	760,092	549,897

End of period	$645,530	$793,664

Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$15,908	$15,965
Income taxes paid	1,311	1,293

Notes to Results of Operations

1. OTHER CHARGES AND CREDITS

In August 2010, we contributed the Cooking Channel to the Food Network Partnership (the “Partnership”). At the close of our 2010 fiscal year, the noncontrolling owner had not made a required pro-rata capital contribution to the Partnership and as a result its ownership interest was diluted from 31 percent to 25 percent. Accordingly, following the Cooking Channel contribution, profits from the partnership were allocated to the noncontrolling owner at its reduced ownership percentage. In February 2011, the noncontrolling owner made the pro-rata contribution to the Partnership and its ownership interest was returned to the pre-dilution percentage as if the contribution had been made as of the date of the Cooking Channel contribution. The retroactive impact of restoring the noncontrolling owner’s interest in the Partnership increased net income attributed to noncontrolling interest $8.0 million in the first quarter of 2011. Net income attributable to SNI in 2011 was decreased $4.7 million, $.03 per share.

2. SEGMENT INFORMATION

We determine our business segments based upon our management and internal reporting structure. We manage our operations through one reportable operating segment, Lifestyle Media.

Lifestyle Media includes our national television networks, HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and Great American Country (“GAC”). Lifestyle Media also includes websites that are associated with the aforementioned television brands and other Internet-based businesses serving food, home and travel related categories. The Food Network and Cooking Channel are included in the Food Network Partnership of which we own approximately 69%. We also own 65% of Travel Channel. Each of our networks is distributed by cable and satellite distributors and telecommunication service providers.

The results of businesses not separately identified as reportable segments are included within our corporate caption. Corporate includes the results of the lifestyle-oriented channels we operate in Europe, the Middle East, Africa and Asia, operating results from the international licensing of our national networks’ programming, and other interactive and digital business initiatives that are not associated with our Lifestyle Media or international businesses.

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure we call segment profit. Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Refer to Note 4—Non-GAAP Financial Measures, for reconciliations to GAAP measures.

Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. Depreciation and amortization charges are the result of decisions made in prior periods regarding the allocation of resources and are therefore excluded from the measure. Financing, tax structure and divestiture decisions are generally made by corporate executives. Excluding these items from our business segment performance measure enables us to evaluate business segment operating performance for the current period based upon current economic conditions and decisions made by the managers of those business segments in the current period.

Information regarding the operating performance of our business segments and a reconciliation to our results of operations is as follows:

(in thousands)	Three months ended
	March 31,
	2012	2011	Change
Segment operating revenues:
Lifestyle Media	$528,583	$473,553	11.6%
Corporate/intersegment eliminations	6,762	7,278	(7.1)%

Total operating revenues	$535,345	$480,831	11.3%

Segment profit (loss):
Lifestyle Media	$264,637	$244,605	8.2%
Corporate	(25,402)	(17,355)	46.4%

Total segment profit	239,235	227,250	5.3%
Depreciation and amortization of intangible assets	(24,516)	(21,561)	13.7%
Gains (losses) on disposal of property and equipment	(59)	(16)
Interest expense	(12,180)	(8,615)	41.4%
Equity in earnings of affiliates	13,913	9,658	44.1%
Miscellaneous, net	7,154	47

Income from continuing operations before income taxes	$223,547	$206,763	8.1%

Operating results from our international operations and the costs associated with other interactive and digital business initiatives increased the segment loss at corporate by $4.4 million in the first quarter of 2012 compared with $1.9 million in the first quarter of 2011.

3. SUPPLEMENTAL FINANCIAL INFORMATION

Our Lifestyle Media division earns revenue primarily from the sale of advertising time on our national television networks, affiliate fees paid by cable and satellite television operators that carry our network programming, the licensing of its content to third parties, the licensing of its brands for consumer products such as books and kitchenware, and from the sale of advertising on our Lifestyle Media affiliated websites.

Supplemental information for Lifestyle Media is as follows:

(in thousands)	Three months ended
	March 31,
	2012	2011	Change
Operating revenues by brand:

Food Network	$198,823	$174,045	14.2%
HGTV	185,735	171,364	8.4%
Travel Channel	66,590	61,999	7.4%
DIY	27,624	23,345	18.3%
Cooking Channel	19,812	15,267	29.8%
GAC	4,994	6,464	(22.7)%
Digital Businesses	22,395	19,381	15.6%
Other	2,647	2,223	19.1%
Intrasegment eliminations	(37)	(535)

Operating revenues by type:

Advertising	$355,341	$321,759	10.4%
Network affiliate fees, net	166,401	144,088	15.5%
Other	6,841	7,706	(11.2)%

Subscribers (1):

Food Network	99,700	100,400	(0.7)%
HGTV	98,900	99,800	(0.9)%
Travel Channel	94,800	96,000	(1.3)%
DIY	56,800	54,000	5.2%
Cooking Channel	58,400	57,500	1.6%
GAC	62,100	59,800	3.8%

(1)	Subscriber counts are according to the Nielsen Homevideo Index of homes that receive cable networks.

4. NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with GAAP provided in this release, the Company has presented segment profit. A reconciliation of segment profit to operating income determined in accordance with GAAP for each business segment is as follows:

	Three months ended
	March 31,
(in thousands)	2012	2011
Operating income	$214,660	$205,673
Depreciation and amortization of intangible assets:
Lifestyle Media	23,129	21,049
Corporate	1,387	512
Losses (gains) on disposal of property and equipment:
Lifestyle Media	59	16

Total segment profit	$239,235	$227,250

The Company defines free cash flow as cash provided by operating activities less dividends paid to noncontrolling interests and acquisitions of property and equipment. The Company measures free cash flow as it believes it is an important indicator for management and investors as to the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders. A reconciliation of free cash flow is as follows:

	Three months ended
	March 31,
(in thousands)	2012	2011
Segment profit	$239,235	$227,250
Income taxes paid	(1,311)	(1,293)
Interest paid	(15,908)	(15,965)
Working capital and other	(13,847)	2,558

Cash provided by continuing operating activities	208,169	212,550
Dividends paid to noncontrolling interest	(47,808)	(15,227)
Additions to property and equipment	(7,314)	(11,189)

Free cash flow	$153,047	$186,134

Since segment profit and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with GAAP.